SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: August 28, 2005
(Date of earliest event reported)

LIMELIGHT MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 17, 2005, we filed a Current Report on Form 8-K with the Securities and Exchange Commission to report our acquisition of 10.2 million shares (the “OTR Shares”) of common stock of OTR Media, Inc., a Nevada corporation (“OTR”), representing 51% of the then-outstanding capital stock of OTR, pursuant to a Stock Purchase Agreement between our company and OTR (the “Stock Purchase Agreement”). In consideration for the OTR Shares, we agreed to assume financial and operational control and responsibility of OTR from and after April 15, 2005. David V. Lott, our Chief Executive Officer, was elected to serve on the Board of Directors of OTR upon the consummation of the transaction.

On August 28, 2005, as a result of several breaches by OTR of the Stock Purchase Agreement, including, without limitation, the failure of OTR to deliver the OTR Shares and the failure of OTR to provide us with access to the books and records of OTR, we relinquished our right to receive the OTR Shares, as well as any financial and operational control we had assumed. In addition, Mr. Lott tendered his resignation from the Board of Directors of OTR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT MEDIA GROUP, INC.
Date: December 14, 2005
	By:	/s/ David V. Lott
Name: David V. Lott
Its: Chief Executive Officer